Exhibit 5.1
[Goodwin Procter LLP Letterhead]

September 4, 2019

Phillips Edison & Company, Inc.
11501 Northlake Drive
Cincinnati, Ohio 45249

Re:    Securities Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), of up to 4,610,152 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, which may be issued to the stockholders of Phillips Edison Grocery Center REIT III, Inc., a Maryland corporation (“REIT III”), in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of September 3, 2019, by and among the Company, Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership, REIT Merger Sub, LLC, a Maryland limited liability company, and REIT III (the “Merger Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Maryland General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery in exchange for the outstanding shares of capital stock of REIT III, in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non‑assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP